Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-218365 of Janus Henderson Group plc on Form S-8 of our report dated June 29, 2017 relating to the financial statements and financial statement schedule of Janus 401(k) and Employee Stock Ownership Plan appearing in this Annual Report on Form 11-K of Janus 401(k) and Employee Stock Ownership Plan for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

June 29, 2017